UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  March 24, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”), or incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

GlaxoSmithKline plc (GSK) is scheduled to present data from a Phase 3 study, “Efficacy and Safety of Once-Daily Fluticasone Furoate/Vilanterol (FF/VI) and FF Over 12 Weeks In Patients With Persistent Asthma,” and the protocol of the Phase 3 Salford Lung Study of FF/VI in asthma at the American Thoracic Society (ATS) 2014 International Conference held in San Diego, California from May 16-21, 2014.  In addition, GSK is scheduled to present data from a Phase 1 concentration QT analysis study and post-hoc data analyses from Phase 3 studies of umeclidinium/vilanterol (UMEC/VI).  BREO® ELLIPTA® is the proprietary name in the United States (U.S.) and Canada for FF/VI.  RELVAR® ELLIPTA® is the proprietary name for FF/VI outside of the U.S. and Canada.  RELVAR®/BREO® ELLIPTA® is a combination of the inhaled corticosteroid, FF, and the long-acting beta2-agonist (LABA), VI, in a single inhaler.  ANORO™ ELLIPTA™ is the proprietary name for UMEC/VI.  ANORO™ ELLIPTA™ is a combination of two bronchodilators, a LABA and an anticholinergic in a single inhaler.  UMEC/VI and FF/VI have been developed under the 2002 LABA collaboration between GSK and Theravance, Inc.  Titles and abstracts of poster presentations can be found in the Program Itinerary section of the ATS 2014 conference website https://cms.psav.com/cPaper2014/ats2014/myitinerary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: March 24, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer